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                                                                   Exhibit 23.02

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-85363 and 333-40188) of our reports dated February 1, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in the Annual Report on Form 10-K of OneSource Information Services, Inc. for the year ended December 31, 2000.


                                                  /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
March 28, 2001